Exhibit 99.16

Chartwell Diversified Services, Inc.

Case No. 02-88565

Reporting Period:  May 31, 2004

Schedule of Cash Receipts and Disbursements

	Bank Accounts							Current Month	Cumulative
	Sky Bank Money Market 3295001062*	Sky Bank Concentration 5016407*	Comerica #1880909914	Payroll Comerica #1880909542	Comerica #1880895634	Comerica #385105649243*	Comerica #385105649490*	Actual	Actual

Cash Balance Beginning	$115,665	$—	$411,893	$—	$(113,731)	$141,002	$250,000	$804,829	$561,824

Recepits
Cash sales								—	—
Accounts Receivable	54		125,916					125,971	11,456,327
Loans and Advances			1,263,137	—				1,263,137	32,853,450
Sale of Assets								—	—
Cash Transfers from Related Companies			4,679,755	104,379	415,247			5,199,381	75,795,094
Total Receipts	54	—	6,068,808	104,379	415,247	—	—	6,588,488	120,104,870

Disbursements
Net Payroll				(104,379)				(104,379)	(11,749,414)
Payroll Taxes			(968,173)	—				(968,173)	(11,582,433)
Sales, Use and Other Taxes								—	(18,190)
Inventory Purchases			(502,073)					(502,073)	(14,454,752)
Rents and Lease Payments								—	(116,056)
Insurance					(151,615)			(151,615)	(5,547,565)
Administrative & Selling			—	—	(210,267)			(210,267)	(7,578,160)
Breakout for CDSI Case File #02-88565								—	(116,475)
Cash Transfers to Related Companies			(4,573,924)					(4,573,924)	(66,407,519)
Letter of Credit Refund								—	(1,280,865)
Bank Charges								—	(3,617)
Professional Services								—	(928,763)
Total Disbursements	—	—	(6,044,169)	(104,379)	(361,883)	—	—	(6,510,431)	(119,783,808)

Net Cash Flow	54	—	24,638	—	53,364	—	—	78,056	321,062

Cash End of Month	$115,719	$—	$436,531	$—	$(60,367)	$141,002	$250,000	$882,885	$882,886

* This schedule reflects $506,721.05 worth of Restricted Cash, which is in Other Assets on the Balance Sheet’

Chartwell Diversified Services, Inc.

Case #02-88568

CONSOLIDATED STATEMENTS OF INCOME

(Post-Petition)

	For The One Month Ended May 31, 2004	Cumulative to Date
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$—	$3,864

Net Revenues	—	3,864

Operating Expenses:
Cost of Services	—	—

Gross Margin	—	3,864
		100.0%

General and administrative expenses:
Personnel costs	292,581	4,330,498
Occupancy costs	35,212	473,597
Bad debt expense	—	—
Other	33,894	925,600

Total General and Administrative Expenses	361,687	5,729,695

Loss from Operations	(361,687)	(5,725,831)

Other Expenses (Income):
Interest expense	20,753	144,799
Depreciation and amortization	67,284	1,206,784
Other expense (income)	(361,682)	(5,400,273)

Other Expenses - Net	(273,645)	(4,048,690)

(Loss) Income before Reorganization Items	(88,042)	(1,677,141)

Reorganization Items:
Professional fees	—	—
Other	3,027	75,709

Reorganization Expenses - Net	3,027	75,709

Loss Before Income Tax Provision	(91,069)	(1,752,850)

Income Tax Provision	—	—

Net Loss	(91,069)	(1,752,850)

Chartwell Diversified Services, Inc.

Case No. 02-88565

Reporting Period:  May 31, 2004

Balance Sheet

Book Value @ Current Date

Assets

Current Assets

Unrestricted Cash and Equivalents	$376,164
Due from Subsidiaries/Related Parties	(3,930,241)
Prepaid Expenses	30,437
Total Current Assets	$(3,523,640)

Property, Plant and Equipment-net	$45,850

Other Assets

Restricted Cash	506,721
Investments	92,537,829
Other Intangibles	3,018,219
Other Assets	9,667
Total Other Assets	$96,072,436

Total Assets	$92,594,646

Liabilities & Equity

Liabilities Not Under Compromise
Accounts Payable	$122,955
Accrued Payroll and Benefit Costs	520,931
Accrued Other and Other Liabilities	132,829
CHT Distribution Loan with Interest	2,554,772
Total Post-Petition Liabilities	$3,331,487

Liabilities Under Compromise
Accrued Payroll and Other Liabilities	146,177

Total Pre-Petition Liabilities	$146,177

Total Liabilities	$3,477,664

Equity
Additional Paid in Capital	$92,952,795
Accumulated Deficit	(3,835,813)
Total Equity	$89,116,982

Total Liabilities & Equity	$92,594,646

Chartwell Diversified Services, Inc.

Case No. 02-88565

Reporting Period:  May 31, 2004

Summary of Unpaid Post-Petition Debts

	0-30	31-60	61-90	91 and Over	Total
Accounts Payable	$(14,300)	$(4,669)	$(32)	$(62,391)	$(81,393)
Accrued AP	(41,562)				(41,562)
Accrued Salaries	(39,952)	—	—	—	(39,952)
Accrued Incentive Comp	(400,000)				(400,000)
Accrued PTO	(78,246)				(78,246)
Accrued Expenses	(6,892)				(6,892)
Accrued Payroll Taxes	(2,733)				(2,733)
Leases - Building	—	—	—	—	—
Leases - Equipment	—	—	—	—	—
Secured Debt/Adequate Protection Pmts	(2,554,772)	—	—	—	(2,554,772)
Professional Fees	(125,937)	—	—	—	(125,937)
Payments due to Insiders	—	—	—	—	—
Total Post Petition Debts	$(3,264,394)	$(4,669)	$(32)	$(62,391)	$(3,331,487)

1) Post petition AP and accrued AP to be paid in future months based on vendor terms

2) Post Petition Salaries were paid in June in accordance with established payroll cycle.

3) Accrued Incentive Comp represents fiscal 2004 and 2005 bonus accrual

4) Post Petition Paid Time Off will be paid in future payrolls based on elected and approved PTO taken by active employees.

5) Post petition Accrued expenses represents accrued items which will be paid based on vendor payment terms

6) Accrued taxes represent estimated matching employer tax due on payroll accrual.  Paid in June

7) Secured debt will be paid down in accordance with with the CHT distribution/loan agreements

8) Professional fees represent accrued audit fees for the Chartwell Operations